UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

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INSIGHT ENTERPRISES, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
2004 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
MEETINGS OF THE BOARD AND ITS COMMITTEES
CODE OF ETHICS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT AUDITORS
PROPOSAL NO. 2 RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC AUDITOR
STOCKHOLDER PROPOSALS
OTHER MATTERS

INSIGHT ENTERPRISES, INC.

1305 West Auto Drive
Tempe, Arizona 85284

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
April 29, 2004

TO OUR STOCKHOLDERS:

     You are cordially invited to attend the Insight Enterprises, Inc. 2004 annual meeting of stockholders on Thursday, April 29, 2004, at 3:00 p.m. local time, at our corporate headquarters, 1305 West Auto Drive, Tempe, Arizona 85284, for the following purposes:

(1)	To elect three Class I directors to serve until the 2007 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

(2)	To ratify the appointment of KPMG LLP as Insight’s independent public auditors for the year ending December 31, 2004; and

(3)	To transact such other business as may properly come before the annual meeting or any adjournment of the meeting.

     These items are more fully described in the following pages, which are made part of this notice.

     Each outstanding share of our common stock entitles the holder of record at the close of business on March 4, 2004 to receive notice of and to vote at the annual meeting or any adjournment or postponement of the meeting. Shares of common stock can be voted at the annual meeting only if the holder is present in person or by valid proxy. A copy of our annual report to stockholders, which includes audited consolidated financial statements, is enclosed. The annual report is not part of our proxy soliciting material.

By Order of the Board of Directors,

/s/ P. Robert Moya

Tempe, Arizona	P. Robert Moya
March 12, 2004	Executive Vice President, Chief Administrative
Officer, General Counsel and Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHTS TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THIS MEETING.

INSIGHT ENTERPRISES, INC.

1305 West Auto Drive
Tempe, Arizona 85284

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS
April 29, 2004

     Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the annual meeting by the persons named as proxies on the enclosed proxy card. This proxy statement is being sent to you in connection with this request and has been prepared for the Board of Directors by our management. The terms “we,” “our” and “Company” refer to Insight Enterprises, Inc. and its subsidiaries. This proxy statement is first being sent to our stockholders on or about March 30, 2004.

GENERAL INFORMATION

Who can vote?	You are entitled to vote your common stock if our records showed that you held your shares as of March 4, 2004, the record date for our meeting. At the close of business on that date, 48,298,672 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

How do I vote?	If your common stock is held by a broker, bank or other nominee (i.e., in street name), you will receive instructions from it that you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may vote your shares by mail, by telephone or over the Internet. To vote by mail you may instruct the persons named as proxies how to vote your common stock by signing, dating and mailing the proxy card in the envelope provided. You may vote by telephone or Internet 24 hours a day, 7 days a week until 12:00 p.m. (CT) on April 28, 2004. The enclosed proxy card contains instructions for telephone and Internet voting. Of course, you can always come to the meeting and vote your shares in person.

How may I revoke my	You may revoke your proxy instructions by any of the following procedures:
proxy instructions?

1. Send us another signed proxy with a later date;

2. Send a letter to our Corporate Secretary revoking your proxy before your common stock has been voted by the persons named as proxies at the meeting; or

3. Attend the annual meeting and vote your shares in person.

How are votes counted?	The annual meeting will be held if a majority of our outstanding shares entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting.

If you give us a proxy without giving specific voting instructions, your shares will be voted by the persons named as proxies as recommended by the Board of Directors. We are not aware of any other matters to be presented at the annual meeting except for those described in this proxy statement. However, if any other matters not described in this proxy statement are properly presented at the meeting, the persons named as proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your shares may be voted by the persons named as proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting, if such shares are otherwise properly represented at the meeting in person or by proxy, but are not counted for purposes of determining the number of shares entitled to vote on any proposal in respect of which the broker or other nominee lacks discretionary authority.

May I attend the annual meeting?	If you are a holder of record, you may attend the annual meeting. If you plan to attend the annual meeting, please indicate this when you vote. If you are a beneficial owner of common stock held by a broker or bank, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a broker or bank showing your current ownership and ownership of our shares on the record date are examples of proof of ownership. If you want to vote in person your common stock held in street name, you will have to get a proxy in your name from the registered holder.

What vote is required?	The three nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a nominee or you elect to withhold authority to vote for any nominee on your proxy card, your vote will not count for or against any nominee.

The ratification of the appointment of KPMG LLP as our independent public auditor will be adopted upon the affirmative vote of the majority of shares voting on the proposal.

Who pays the cost of this proxy solicitation?	We will pay the cost of this proxy solicitation. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies. We will solicit proxies by mail, except for any incidental personal solicitation made by our directors, officers and employees, for which they will not be paid.

WHO SHOULD I CALL IF I HAVE QUESTIONS?

     If you have questions about the annual meeting or voting, please call our Corporate Secretary, P. Robert Moya, at (480) 333-3045.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     There are three nominees for election to our Board of Directors this year. Two of the nominees, Eric J. Crown and Michael M. Fisher are Class I directors and have served on our Board of Directors since 1994 and 2001, respectively. Bennett Dorrance was appointed a Class I director on February 4, 2004. The Board of Directors has nominated Messrs. Crown and Fisher for re-election as directors and Mr. Dorrance for election. Unless otherwise instructed, the proxy holders will vote for the election of Messrs. Crown, Fisher and Dorrance. Each of the nominees has agreed to be named in this proxy statement and to serve if elected.

     We know of no reason why any of the nominees would not be able to serve. However, if any nominee is unable or declines to serve as a director, or if a vacancy occurs before election (which events are not anticipated), the proxy holders will vote for the election of such other person or persons nominated by the Board of Directors.

     Information concerning each director nominee is set forth below, along with information about other members of our Board of Directors and about our executive officers.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR ELECTION OF THE NOMINEES

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

     Our Board of Directors consists of seven persons, divided into three classes serving staggered terms of three years. The terms of the three Class I directors will expire at the 2004 annual meeting (if elected, their new terms will expire at the 2007 annual meeting). The terms of the Class II and Class III directors will expire at the 2005 and 2006 annual meetings, respectively. The names of our directors and executive officers, and information about them, are set forth below.

Timothy A. Crown (Age 40) • Chief Executive Officer • President • Class III Director • Member of the Executive Committee	Mr. Crown, one of our founders, has been our Chief Executive Officer since January 2000, President since October 2003 and has been a director since 1994. Mr. Crown has been employed by us or one of our predecessors since 1988 and served as President from 1989 to June 2001. Timothy A. Crown is the brother of Eric J. Crown.

Eric J. Crown (Age 42) • Vice President • Chairman of the Board • Class I Director • Member of the Executive Committee	Mr. Crown, one of our founders, has been the Chairman of the Board since 1994 and has held various officer and director positions with us and our predecessor corporations since 1988, including Chief Executive Officer. Eric J. Crown is the brother of Timothy A. Crown.

Stanley Laybourne (Age 55) • Executive Vice President, Chief Financial Officer and Treasurer • Class III Director • Member of the Executive Committee	Mr. Laybourne has been a director since 1994. He became our Chief Financial Officer and Treasurer in 1991, Executive Vice President in 2002 and served as Secretary from 1994 to 2002. From 1989 to 1990, Mr. Laybourne was Executive Vice President of Ovation Broadcasting Company, a company which operated commercial radio broadcast properties. From 1985 to 1989, Mr. Laybourne was President and Chief Executive Officer of The Scottscom Group, a financial services company. From 1972 to 1985, he was employed by Touche, Ross & Co., a predecessor to Deloitte & Touche, where he was an audit partner from 1983 to 1985. Mr. Laybourne is a certified public accountant.

Larry A. Gunning (Age 60) • Class II Director • Chairman of the Compensation Committee • Member of the Audit and Nominating and Governance Committees	Mr. Gunning has been a director since 1995. He has been Manager and Director of 3D Petroleum LLC, a petroleum company, since 2001. From 1988 to 2001, Mr. Gunning was President and a Director of Pasco Petroleum Corp., a petroleum marketing company that merged with 3D Petroleum LLC in 2001.

Robertson C. Jones (Age 59) • Class II Director • Chairman of the Nominating and Governance Committee • Member of the Audit and Compensation Committees	Mr. Jones has been a director since 1995. Mr. Jones was Senior Vice President and General Counsel of Del Webb Corporation, a developer of master-planned residential communities, from 1992 through 2001.

Michael M. Fisher (Age 58) • Class I Director • Chairman of the Audit Committee • Member of the Compensation and Nominating and Governance Committees	Mr. Fisher has been a director since May 2001. He has been President of Power Quality Engineering, Inc., a manufacturer of specialty filters, since 1995. Before joining Power Quality Engineering, Mr. Fisher was employed with Computer Associates International, Inc. for 10 years in various senior management positions, including President – Data Base Division. Additionally, Mr. Fisher was employed by Arthur Andersen from 1968 to 1978, and his last position with that firm was as a Senior Audit Manager.

Bennett Dorrance (Age 57) • Class I Director • Member of Compensation and Nominating and Governance Committees	Mr. Dorrance has been a director since February 2004. He has been a Managing Director of DMB Associates, a Real Estate Service Company based in Scottsdale, Arizona since 1984. Before forming DMB Associates, Mr. Dorrance was involved in residential real estate projects in Mexico and the development of office and athletic facilities in the Phoenix, Arizona area. Mr. Dorrance has served on the board of Campbell Soup Company since 1989. He was also a member of the Board of Directors of Bank One Corporation from 1997 to 2000.

P. Robert Moya (Age 59) • Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	Mr. Moya joined Insight Enterprises, Inc. as the Executive Vice President, General Counsel and Secretary in October 2002 and was named Chief Administrative Officer in November 2003. From November 1991 through September 2003, Mr. Moya was a partner in the Phoenix office of Quarles & Brady LLP, a national law firm.

Karen K. McGinnis (Age 37) • Senior Vice President of Finance	Mrs. McGinnis joined Insight Enterprises, Inc. in March 2000 and was named Senior Vice President of Finance in April 2001. From 1997 to 2000, Mrs. McGinnis was the Chief Financial Officer of Horizon, a privately held distributor of irrigation and turf maintenance equipment and supplies in the United States and Mexico. Mrs. McGinnis is a certified public accountant.

Dino D. Farfante (Age 41) • President - Insight Direct Worldwide, Inc.	Mr. Farfante joined Insight North America in 1996 and was named President of Insight Direct Worldwide, Inc. in October 2003. From November 2002 to October 2003, Mr. Farfante served as the President of Insight North America, Inc. During his tenure, he has also served as Senior Vice President of Sales and Marketing and Chief Operating Officer.

Timothy J. McGrath (Age 45) • Executive Vice President of Sales and Marketing – Insight North America, Inc.	Mr. McGrath joined Insight North America, Inc. in 2002 and was named Executive Vice President of Sales and Marketing in November 2002. From 1999 to 2002, he served as the Executive Vice President of Sales and Marketing of Comark, Inc. (which we acquired in 2002), a leading provider of IT products and services in the United States. From June 1990 through November 1999, Mr. McGrath was with Hewlett-Packard Corporation and served, in his last position there, as Area Manager (ASM) with responsibility for national channels business.

James A. McCoy (Age 47) • Senior Vice President of Finance - Insight Direct Worldwide, Inc.	Mr. McCoy has been employed in senior financial management positions by Insight Direct Worldwide, Inc. or one of its affiliates since February 1996. Mr. McCoy is a certified public accountant.

Stuart Fenton (Age 35) • Managing Director – Insight Direct UK Ltd.	Mr. Fenton was named Managing Director of Insight Direct UK Ltd. in October 2002. Mr. Fenton held various positions at Micro Warehouse Inc. from 1995 to 2002, serving as the General Manager of Micro Warehouse Canada in his last position there. His positions at Micro Warehouse included European Vice President of E-business, Marketing and Purchasing, Commercial Director, Marketing Director and Marketing Manager of Micro Warehouse UK Ltd.

Branson (“Tony”) M. Smith (Age 48) • President – Direct Alliance Corporation	Mr. Smith was named the President of Direct Alliance Corporation effective November 1, 2003, a position he had also held between December 2000 and June 2001. From June 2001 through October 2003, Mr. Smith served as the President of Insight Enterprises, Inc. Mr. Smith originally joined Insight Enterprises, Inc. in 1993 and has held various senior- and executive-level positions with Insight Enterprises, Inc. or one of its subsidiaries for more than the past five years, including service as Chief Operating Officer of Direct Alliance Corporation.

James D. Kebert (Age 42) • Chief Operating Officer – Direct Alliance Corporation	Mr. Kebert has served as the Chief Operating Officer of Direct Alliance Corporation since May 2003 and has been employed in senior financial management positions with Insight Enterprises, Inc. or one of its subsidiaries since January 1991. Mr. Kebert is a certified public accountant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     We sponsor the Insight Bowl, a post-season intercollegiate football game that is played annually in Phoenix, Arizona. We have entered into multi-year sponsorship agreements with the Valley of the Sun Bowl Foundation d/b/a Insight Bowl and The Arizona Sports Foundation d/b/a Fiesta Bowl, the not-for-profit entities that conduct the Insight and Fiesta Bowl games and related activities. During 2003, we paid the Valley of the Sun Bowl Foundation $512,000 pursuant to sponsorship agreements and for ticket purchases. Stanley Laybourne, a member of our Board of Directors and our Executive Vice President, Chief Financial Officer and Treasurer, serves as the Chief Financial Officer of these foundations. We believe we obtain important local and national public relations benefits from our sponsorship; and we use the events to entertain customers, suppliers and employees. We also believe the terms of the sponsorship agreements with these two entities are as advantageous to us as we would obtain in an arm’s length transaction. Finally, the agreements between us and both foundations were negotiated and agreed to by senior executive management other than Stanley Laybourne.

     P. Robert Moya, our Chief Administrative Officer, Executive Vice President, General Counsel and Secretary, commenced his employment with us on October 10, 2002. Prior to that time, he was a partner in the law firm of Quarles & Brady LLP (“Quarles”), which provided legal services to us during 2003. As contemplated by the terms of his employment agreement with us, Mr. Moya remained a partner of Quarles until September 30, 2003 in order to provide an orderly transition of his prior legal practice. He was compensated by Quarles during this transition period on the basis of various factors associated with the transition, including, among other things, revenues received from his former clients. However, Mr. Moya specifically has not and will not receive any compensation from Quarles directly or indirectly based on the amount of revenues paid to Quarles by us or our affiliates in respect of any services provided to us from and after October 1, 2002. We also believe the amounts paid to Quarles for legal services are as advantageous to us as we would obtain in an arm’s length transaction with a similar law firm.

MEETINGS OF THE BOARD AND ITS COMMITTEES

     The Board of Directors held a total of seven meetings during the year ended December 31, 2003. None of our directors attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or of any committee on which the director served during 2003. The Board of Directors currently does not have a policy with regard to director attendance at the Company’s annual meeting of stockholders. However, four of the Board members attended the annual meeting of stockholders in May 2003. The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, and all of these are standing committees.

     With the appointment of Mr. Dorrance to our Board of Directors on February 4, 2004, the majority of our Board of Directors meets the independence requirement of the Marketplace Rules of the National Association of Securities Dealers, Inc. (“NASD”). The independent directors have previously held, and now, as a majority of the Board of Directors, will hold executive sessions without management present from time to time as they determine appropriate.

     The Executive Committee consists of Eric J. Crown, Timothy A. Crown and Stanley Laybourne. The Executive Committee is empowered to act on board matters that arise between meetings of the full Board of Directors. The Executive Committee did not meet in 2003 but would meet to act on any matters that required immediate attention when a quorum of our Board of Directors could not be convened.

     The Audit Committee consists of Michael M. Fisher, Chairman, Larry A. Gunning and Robertson C. Jones and met nine times in 2003. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as to financial reporting, audit functions and risk management. The Audit Committee reviews and considers the independence and performance of our independent auditors and internal audit department and the systems of internal control established by management. The Audit Committee operates pursuant to a written charter, reviewed annually, adopted by the Committee and approved by the Board of Directors. The charter is attached to this proxy statement as Appendix A and may be viewed online on our website at www.insight.com under the “Investor Relations” section by clicking on the “Highlights” tab under Corporate Governance.

     The Board of Directors has determined that the composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are in accordance with applicable NASD Marketplace Rules for audit committees. In particular, all Audit Committee members possess the required level of financial literacy, at least one member of the Audit Committee meets the current standard of requisite financial management expertise and our Board of Directors has determined that Michael M. Fisher, the chairman of the Audit Committee, is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission (the “SEC”). Additionally, Mr. Fisher and each of the other members of the Audit Committee is an “independent director” as defined in NASD Marketplace Rule 4200(a) (15). Our policy is to discourage related party transactions, and effective May 9, 2003, prior approval of the Audit Committee is necessary to enter into a related party transaction.

     The Compensation Committee, consisting of Messrs. Gunning, Chairman, Jones, Fisher and Dorrance (beginning February 4, 2004), met eleven times in 2003. The Compensation Committee administers compensation and benefit programs designed for directors and officers required to report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our other senior officers. The Committee also administers our equity compensation plans to ensure that we have the ability to attract and retain highly qualified managers through competitive salary and benefit programs and to encourage extraordinary effort through incentive rewards. Each member of the Compensation

Committee is an “independent director” as defined in NASD Marketplace Rule 4200(a)(15) and an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

     The Nominating and Governance Committee consists of Messrs. Jones, Chairman, Gunning, Fisher and Dorrance (beginning February 4, 2004) and met five times during 2003. The Nominating and Governance Committee operates pursuant to a written charter which may be viewed online on our website at www.insight.com under the “Investor Relations” section by clicking on the “Highlights” tab under Corporate Governance. Each member of the Nominating and Governance Committee is an “independent director” as defined in NASD Marketplace Rule 4200(a)(15).

     The Nominating and Governance Committee is responsible for identifying, recruiting and evaluating candidates for the Board of Directors when appropriate and making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors. In evaluating Board candidates, the Nominating and Governance Committee does not have fixed requirements but will, instead, consider the breadth of business experiences and skills, prominence and reputation in their professions, their global business perspectives, concern for the long-term interests of the stockholders and personal ethics, integrity and judgment. Two of the nominees for directors being voted upon at the annual meeting, Eric J. Crown and Michael M. Fisher, are directors standing for re-election. Bennett Dorrance is an incumbent director (having been appointed to the Board of Directors after the last annual meeting) but is standing for election for the first time. This director was originally identified to the Nominating and Governance Committee by an independent director and a member of that committee. We have never received a recommendation for a director nominee from a stockholder. Our policy, however, would require that the Nominating and Governance Committee evaluate nominees recommended by stockholders in the same manner described above. Stockholders may propose director candidates for consideration by sending the name of any recommended candidate, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of our common stock to our Corporate Secretary at 1305 West Auto Drive, Tempe, Arizona 85284 in accordance with the provisions set forth under the heading “Stockholder Proposals” in this proxy statement. The Nominating and Governance Committee is also responsible for reviewing current developments in the corporate governance area and periodically updating the Board of Directors or making recommendations as the Nominating and Governance Committee deems appropriate.

     Stockholders wishing to communicate with the Board of Directors or with a Board member should address communications to the Board or the particular Board member, c/o Corporate Secretary, Insight Enterprises, Inc., 1305 West Auto Drive, Tempe, Arizona 85284. The Corporate Secretary will forward all such communication to the individual Board member or the Board of Directors, as appropriate.

Compensation of Directors

     Effective January 1, 2004, each outside director (i.e., non-employee) will receive $15,000 per quarter for serving on the Board, an additional $2,500 for each Board Committee on which he serves and reimbursement for reasonable expenses incurred in connection with service as a director. An additional $1,250 per quarter will be paid to the director serving as Chair of the Audit Committee. In addition, outside directors will receive options to purchase 5,000 shares upon joining the Board and options to purchase 2,500 shares yearly. Options granted to outside directors are exercisable for five years at the fair market value of the stock on the date of grant and vest over a three-year period, subject to continued Board service.

     In 2003, each outside director received a retainer of $10,000 per quarter, $1,000 per Board meeting attended, $500 per committee meeting attended, reimbursement of reasonable expenses and certain formula-based stock option awards as described below. No per-meeting fees were paid in respect of some meetings held by teleconference. Through 2003, outside directors received options for 7,500 shares each time they were elected for a full three-year term on the board, and those initially elected to the board between annual meetings received options for 2,500 shares multiplied by the number of full and partial years of their initial terms. Directors who are employees do not receive compensation for their service as directors except Eric J. Crown, who receives an annual retainer of $50,000 for service as Chairman of the Board of Directors pursuant to an employment agreement which expires on April 1, 2004. Under his employment agreement, Mr. Crown devotes time to acquisitions, strategic planning and other key initiatives, as requested by the Chief Executive Officer or the Board of Directors, on an as-needed basis. Mr. Crown's base salary is currently set at $250,000, and he is entitled to receive an incentive bonus, payable quarterly, equal to 0.75% of our net earnings (before deducting the incentive bonuses of certain executive officers) provided that our net earnings exceed stated minimum amounts. The incentive bonus is paid in the form of either cash or restricted stock at the election of Mr. Crown. The restricted stock vests quarterly over three years, subject to acceleration in certain circumstances.

CODE OF ETHICS

     We have adopted a Code of Ethics that applies to our Chief Executive Officer and our senior financial executives. Our Code of Ethics is posted on our website, www.insight.com, and may be found under the “Investor Relations” section by clicking on the “Highlights” tab under Corporate Governance. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding any amendments to, or waivers from, a provision of our Code of Ethics by posting such information on our website at the location specified above.

EXECUTIVE COMPENSATION

     The table below sets forth for each of the last three years the total compensation for services rendered to us by our Chief Executive Officer and our four other most highly compensated executive officers. We refer to these persons as named executive officers. The amounts shown include both amounts paid and amounts deferred.

Summary Compensation Table

				Long-Term
				Compensation Awards

					Securities
		Annual		Restricted	Underlying	All Other
		Compensation (1)		Stock	Options/SARs	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)(2)	(#)(3)	($)(4)

Timothy A. Crown	2003	324,167	993,766	—	—	3,508
Chief Executive Officer, President	2002	250,000	944,172	—	250,000	3,524
	2001	250,000	—	369,687	250,000	3,405
Stanley Laybourne	2003	225,000	397,407	—	25,000	4,008
Executive Vice President,	2002	196,667	377,669	—	—	3,760
Chief Financial Officer and	2001	190,000	73,937	—	250,000	3,384
Treasurer
P. Robert Moya (5)
Executive Vice President, Chief	2003	220,833	414,435	—	—	3,500
Administrative Officer, General	2002	44,743	—	—	250,000	—
Counsel and Secretary
Branson (“Tony”) M. Smith	2003	250,000	795,061	—	—	3,305
President – Direct Alliance	2002	250,000	942,837	—	74,250	3,411
Corporation	2001	226,250	421,257	—	325,750	3,474
Dino D. Farfante	2003	304,167	401,317	—	—	3,508
President – Insight Direct	2002	291,250	381,124	—	75,000	3,856
Worldwide, Inc.	2001	270,000	61,901	—	75,000	3,594

(1)	The cost of certain perquisites and other personal benefits are not included because they did not exceed, in the case of any named executive officer, the lesser of $50,000 or 10% of the total of the annual salary and bonus for such executive.

(2)	Represents the value based upon the number of shares awarded multiplied by the closing price on the date of grant as reported on the Nasdaq National Market (“Nasdaq”). The value of the 4,789 shares of restricted stock held at December 31, 2003 by Mr. Crown (calculated by multiplying the number of shares held by the closing price on December 31, 2003 as reported on the Nasdaq) was $90,033. Recipients of restricted stock are entitled to vote and receive any dividends declared on our common stock, regardless of whether such shares have vested. The restricted stock vests quarterly over a period of three years from the date of grant, subject to acceleration in certain circumstances.

(3)	Except as otherwise noted, information in this column represents options issued by us to purchase shares of our common stock.

(4)	Represents payments for disability insurance premiums and 401(k) contributions made by us to the accounts of the named executive officers in the following amounts, respectively: $508 and $3,000 in 2003; $774 and $2,750 in 2002 and $780 and $2,625 in 2001 for Timothy A. Crown; $508 and $3,500 in 2003, $760 and $3,000 in 2002, and $759 and $2,625 in 2001 for Stanley Laybourne; $0 and $3,500 in 2003 for P. Robert Moya; $305 and $3,000 in 2003, $661 and $2,750 in 2002, and $849 and $2,625 in 2001 for Branson (“Tony”) M. Smith; and $508 and $3,000 in 2003, $1,106 and $2,750 in 2002 and $969 and $2,625 in 2001 for Dino D. Farfante.

(5)	Mr. Moya joined Insight Enterprises, Inc. in October 2002.

Option Grants in Last Fiscal Year

     The following table sets forth information regarding stock options granted during the year ended December 31, 2003 to the named executive officers.(1)

Individual Grants

Percent of
	Number of	Total
	Securities	Options			Potential Realizable Value at
	Underlying	Granted to			Assumed Annual Rates of Stock
	Options	Employees	Exercise		Price Appreciation for Option
	Granted	in	Price	Expiration	Term (3)
Name	(#)(2)	Fiscal Year	($/Share)	Date	5%($)	10%($)

Stanley Laybourne	25,000	1.24	15.22	09/30/08	105,125	232,299

(1)	There were no grants to Messrs. Crown, Moya, Smith or Farfante during the year ended December 31, 2003.

(2)	Represent options granted by us to purchase shares of our common stock. One-third of the options become exercisable on each of the first three anniversaries of the grant date.

(3)	Amounts represent hypothetical gains that could be achieved over the full option term (5 years). The potential realizable value is calculated by assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the term of the option at the specified annual rates, and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the common stock.

Aggregated Option Exercises and Fiscal Year-End Option Values

     The following table sets forth information with respect to exercises of options to purchase Insight Enterprises, Inc. common stock and the number and value of such options outstanding at December 31, 2003 held by the named executive officers.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The-Money
	Acquired		Options at Year-End (#)		Options at Year-End ($) (1)
	on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable(2)	Exercisable	Unexercisable

Timothy A. Crown	—	—	—	—	—	—
Stanley Laybourne	—	—	552,500	75,000	$1,467,650	$220,125
P. Robert Moya	—	—	75,000	175,000	$740,250	$1,727,250
Branson (“Tony”) M Smith	—	—	603,499	37,125	$640,362	—
Dino D. Farfante	—	—	253,333	37,500	$927,111	$120,250

(1)	Value as of December 31, 2003 is based upon the closing price on that date as reported on the Nasdaq minus the exercise price, multiplied by the number of shares underlying the option.

(2)	Does not include securities underlying unexercisable options at year-end issued by Direct Alliance Corporation (“Direct Alliance”) and PlusNet Technologies Ltd. (“PlusNet”) held by named executive officers in the following amounts, respectively: 600,000 and 1,000,000 held by Timothy A. Crown; 300,000 and 500,000 held by Stanley Laybourne; 600,000 and 500,000 held by Branson “Tony” M. Smith; and 30,000 and 50,000 held by Dino D. Farfante.

     In addition, our subsidiaries, Direct Alliance and PlusNet have issued options to our named executive officers in the amounts described in footnote (2) above. None of these options is exercisable, and there is no current market for the underlying securities. The exercise price for each of these options is the fair market value at the date of grant, as determined by an appraisal. We have not conducted subsequent appraisals for this purpose through December 31, 2003, and we are not required to do so. Accordingly, the current value of these unexercisable options at December 31, 2003 is indeterminate, and no value in respect of these options is included in the table above. Under these options, our named executive officers have the right to acquire the following percentages, determined on a fully-diluted basis, of the total outstanding common stock of Direct Alliance and PlusNet, respectively: Timothy A. Crown: 1.8% and 1.8%; Stanley Laybourne: 0.9% and 0.9%; Branson (“Tony”) M. Smith: 1.8% and 0.9%; and Dino Farfante: 0.1% and 0.1%.

Equity Compensation Plan Information

     The following table gives information about our common stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of December 31, 2003:

	Number of		Number of securities
	Securities to be	Weighted	remaining available for
	issued upon	average exercise	future issuance under
	exercise of	price of	equity compensation plans
	outstanding	outstanding	(excluding securities
	options	options	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	6,779,332	$15.16	1,996,263
Equity compensation plans not approved by security holders	638,067 (1)	$20.75	129,654 (2)

Total	7,417,399	$15.64	2,125,917
Subsidiary equity compensation plans not approved by security holders (3)	2,777,500	$1.42	1,722,500
Subsidiary equity compensation plans not approved by security holders (4)	4,564,500	$0.33	2,935,500
Restricted equity compensation plans not approved by security holders (5)	—	—	434,907

(1)	Consists of options that are outstanding under our 1999 Broad Based Employee Stock Option Plan (the “1999 Broad Based Plan”). Neither the Nasdaq current listing standards nor federal law has required stockholder approval of the 1999 Broad Based Plan, and, accordingly, it was not approved by our stockholders. The material features of the 1999 Broad Based Plan are described in Note 10 of our Notes to Consolidated Financial Statements (incorporated by reference to Part II Item 8 of our annual report on Form 10-K for the year ended December 31, 2003 filed on March 12, 2004).

(2)	Consists of 129,654 shares that are reserved for issuance under the Employee Stock Purchase Plan (“ESPP”). Neither the Nasdaq current listing standards nor federal law has required stockholder approval of the ESPP, and, accordingly, it was not approved by our stockholders. The material features of the ESPP are described in Note 9 of our Notes to Consolidated Financial Statements (incorporated by reference to Part II Item 8 of our annual report on Form 10-K for the year ended December 31, 2003 filed on March 12, 2004).

(3)	Includes options issued by Direct Alliance under the Direct Alliance Corporation 2000 Long Term Incentive Plan (“Direct Alliance Plan”). The material features of the Direct Alliance Plan are described in Note 10 of our Notes to Consolidated Financial Statements (incorporated by reference to Part II Item 8 of our annual report on Form 10-K for the year ended December 31, 2003 filed on March 12, 2004).

(4)	Includes options issued by PlusNet under the PlusNet Technologies Limited 2000 Long Term Incentive Plan (“PlusNet Plan”). The material features of the PlusNet Plan are described in Note 10 of our Notes to Consolidated Financial Statements (incorporated by reference to Part II Item 8 of our annual report on Form 10-K for the year ended December 31, 2003 filed on March 12, 2004).

(5)	Includes restricted shares available for grant under the 1998 Employee Restricted Stock Plan and the 1998 Officer Restricted Stock Plan (“Restricted Plans”). The material features of the Restricted Plans are described in Note 10 of our Notes to Consolidated Financial Statements (incorporated by reference to Part II Item 8 of our annual report on Form 10-K for the year ended December 31, 2003 filed on March 12, 2004).

Employment Contracts, Termination of Employment and Change-of-Control Arrangements

     We have entered into employment agreements with each of our named executive officers. It has been our policy since November 2002 that the Compensation Committee must approve compensation for all of our officers who are required to file reports with the SEC pursuant to Section 16(a) of the Exchange Act and for our other senior officers, and the Board of Directors approved all of the employment agreements with our named executive officers based upon the recommendation of the Compensation Committee. New employment agreements with Timothy A. Crown, Stanley Laybourne, P. Robert Moya and Dino D. Farfante that supersede agreements entered into between July 1997 and October 2002, were entered into during March 2004 and are effective November 1, 2003, except that bonuses for the fourth quarter of 2003 were calculated under the now superseded agreements.

     The new employment agreements for Timothy A. Crown, Stanley Laybourne, P. Robert Moya and Dino D. Farfante provide for continually renewing terms of two years and establish base salaries and a mechanism for setting annual incentive bonuses, which have been set only for 2004. The Compensation Committee will evaluate and set bonus levels for each subsequent year in the second half of the preceding year (for example, the Compensation Committee will set a bonus level for 2005 in the second half of 2004). The new employment agreements provide for annual, rather than quarterly, bonuses and establish quarterly advances against such annual bonuses based on Company performance during each of the first three quarters. The amount of the advances is subject to a declining percentage (from a 75% advance of the quarterly calculation in 2004 to a 50% advance in 2006 and thereafter). Additionally, the agreements allow us, under specified conditions, to take back bonus advances if we don’t achieve a set minimum of diluted earnings per share for the entire fiscal year.

     The other material terms of the agreements are as follows:

     Timothy A. Crown. Through October 2003, Mr. Crown’s base salary was set at $250,000, and he was entitled to receive an incentive bonus, payable quarterly, equal to 2.5% of our net earnings (before deducting the incentive bonuses of certain executive officers), provided that our net earnings exceeded stated minimum amounts. Mr. Crown’s current base salary is $695,000, and, for 2004, he is entitled to receive an incentive bonus, payable on approximately March 1, 2005, equal to 1,000,000 times diluted earnings per share (subject to a limit of $1,875,000), provided that our 2004 diluted earnings per share exceeds 2003 diluted earnings per share.

     Stanley Laybourne. Mr. Laybourne’s base salary, through October 2003, was set at $225,000, and he was entitled to receive an incentive bonus, payable quarterly, equal to 1.0% of our net earnings (before deducting the incentive bonuses of certain executive officers), provided that our net earnings exceeded stated minimum amounts. Mr. Laybourne’s current base salary is $350,000, and, for 2004, he is entitled to receive an incentive bonus, payable on approximately March 1, 2005, equal to 550,000 times diluted earnings per share (subject to a limit of $825,000), provided that our 2004 diluted earnings per share exceeds 2003 diluted earnings per share.

     P. Robert Moya. Pursuant to our prior agreement with Mr. Moya, his base salary was set at $200,000, we granted him an option to purchase (at the fair market value on the date of grant) 250,000 shares of our common stock vesting in four installments between October 2003 and October 2006, and we agreed to pay him a signing bonus in five installments of $100,000 each ending in January 2005. His quarterly incentive bonus was set at 0.85% (0.75% for the period of October 2002 – September 2003) of our net earnings (before deducting the incentive bonuses of certain executive officers), less $25,000, provided that our net earnings exceeded stated minimum amounts. Mr. Moya’s current base salary is $325,000, and for 2004, he is entitled to receive an incentive bonus, payable on approximately March 1, 2005, equal to 450,000 times diluted earnings per share, less $100,000 (subject to a limit of $675,000 for the incentive bonus), provided that our 2004 diluted earnings per share exceeds 2003 diluted earnings per share.

     Dino D. Farfante. Through October 2003, Mr. Farfante’s base salary was set at $300,000, and he was entitled to receive an incentive bonus, payable quarterly, equal to 1.0% of our net earnings (before deducting the incentive bonuses of certain executive officers) provided that our net earnings exceeded stated minimum amounts. Mr. Farfante’s base salary is currently set at $325,000, and for 2004, he is entitled to receive an incentive bonus, payable on approximately March 1, 2005, equal to 500,000 times diluted earnings per share (but not more than $750,000), provided that our diluted earnings per share exceeds 2003 diluted earnings per share.

     The new agreements for Timothy A. Crown, Stanley Laybourne, P. Robert Moya and Dino D. Farfante also contain provisions for payments following a “change of control,” a termination of the agreement by us “without cause” or a termination of the agreement by the named executive officer for “good reason” (as those terms are defined in the agreements). Upon any of these events, we would be required to make a lump-sum payment (or, the named executive officer affected by the event would have the right to require us to make a lump-sum payment) in an amount equal to two times base salary and two times incentive bonus for the preceding fiscal year (or the year preceding that, if that would yield a higher incentive payment for the executive). All such payments are to be grossed-up for the individuals’ taxes. Additionally, if we terminate Mr. Moya’s employment without cause, if Mr. Moya resigns for good reason or if there is a change of control, the options granted to Mr. Moya when he joined us will vest in full.

     Branson “Tony” M. Smith. Mr. Smith’s employment agreement was entered into with an initial period of two years, effective July 1, 1999, and will expire on December 31, 2004. Mr. Smith’s base salary is currently set at $250,000 and through December 31, 2003, he received an incentive bonus, payable quarterly, equal to 2.0% of our net earnings (before deducting the incentive bonuses of certain executive officers) provided that our net earnings exceed stated minimum amounts. Effective November 1, 2003, Mr. Smith ceased being President of the Company and became President of Direct Alliance Corporation. We are currently revising Mr. Smith’s employment agreement and have agreed, in principal, with Mr. Smith that effective January 1, 2004, he is entitled to receive a base salary of $250,0000 and an incentive bonus, payable quarterly, equal to 2.0% of Direct Alliance’s net earnings (before deducting the incentive bonuses of certain executive officers of Direct Alliance).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which met eleven times during 2003, makes compensation decisions with respect to directors and officers required to report under Section 16(a) of the Exchange Act and our other senior officers.

     The Committee is charged with:

(1)	reviewing and approving the annual salary, bonus and other benefits including perquisites and personal benefits, to be paid or awarded to directors and officers required to report under Section 16(a) of the Exchange Act and our other senior officers; and

(2)	reviewing and recommending to the Board of Directors new equity compensation plans and changes to existing plans.

     In December 2002, the Committee commissioned Aon Consulting (“Aon”) to analyze and review the competitiveness of our executive compensation. Aon presented its analysis during 2003. The analysis measured Insight Enterprises’ compensation goals and actual results against information for two groups of companies (the “comparison groups”). The first group was selected by Aon and utilizes information from public filings. The second group was certain companies participating in an annual third-party survey of executive compensation. The Committee also, separately, considers other relevant sources of information in setting compensation for executives. The Committee, as well as each of the Chief Executive Officer, the Chief Financial Officer and the Executive Vice President/General Counsel, met with Aon to review Aon’s findings. In addition, the Committee met separately with Aon concerning its analysis and recommendations and retained outside counsel to the Committee to advise it regarding specific provisions of the new employment agreements. Utilizing Aon’s analysis, internal resources and outside counsel, the Committee restructured the employment agreements with Timothy A. Crown, Stanley Laybourne, P. Robert Moya and Dino D. Farfante, effective November 1, 2003, with the principal changes relating to increases in base pay, moving from quarterly incentive bonuses based on adjusted net earnings to annual incentive bonuses based on diluted earnings per share and annual setting, by the Committee, of bonus formulae and percentages. The Committee anticipates that similar periodic reviews and analysis will be conducted in the future.

Compensation Philosophy

     The general philosophy of our executive compensation program is to offer compensation, including base salaries, bonus and equity incentives, that is competitive in the marketplace and will permit us to attract and retain highly qualified executives and encourage extraordinary effort on behalf of Insight Enterprises. The employment agreements with executives and the stock incentive plans reflect this philosophy.

Base Salary

     The Committee targets base pay for executive officers at or near the median of the comparison groups and adjusts, as appropriate, for tenure, performance and variations in actual position responsibilities from position descriptions in the comparison groups. Salary reviews demonstrated that base salaries for all of our named executive officers for 2003 were below the median for the comparison groups, and salaries were increased, commencing November 2003, to progress towards the median.

Cash Bonuses, Total Cash Compensation

     The Committee places greater emphasis on bonus compensation than base salary and, accordingly, targets bonuses for executive officers at or above the median for the comparison groups. The Committee views bonus compensation as a means of closely tying a significant portion of the total potential cash compensation to executives to Insight Enterprises’ financial performance. Under prior employment agreements, bonuses were paid quarterly, and executives could elect payment in shares of restricted stock instead of cash (with vesting over three years, subject to acceleration in certain circumstances and forfeiture of unvested shares upon departure). Net earnings exceeded the minimum amounts for all quarters in 2003, and we paid bonuses to the named executive officers in accordance with the employment agreements then in effect.

     The Committee adjusted bonuses for 2004 in an effort to yield bonus compensation and total cash compensation closer to targets and to provide, overall, compensation for the entire team of named executive officers which is competitive with compensation offered within the comparison groups. In addition, in new employment agreements with executives, annual bonuses based on diluted earnings per share replaced quarterly bonuses based on net earnings (before deducting the incentive bonuses of certain executive officers) in order to derive bonus and total cash compensation which is more closely linked to longer term increases in stockholder value and retain the right of the Committee to use and set bonus formulae each year based then current circumstances. The new employment agreements do not allow executives to select bonus payments in restricted stock.

Stock Incentives

     The Committee views stock-based compensation as a critical component of the overall executive compensation program and targets equity incentive compensation grants at or above the median for the comparison groups to motivate and reward executives for long-term strategic management and increases in stockholder value.

     In 1994, the Board of Directors adopted, and stockholders approved, the 1994 Stock Option Plan (the “1994 Option Plan”), under which incentive stock options and nonqualified stock options may be granted to executive officers, other key employees, outside directors and consultants. The Board of Directors also adopted, and stockholders approved, the 1998 Long-Term Incentive Plan (the “LTIP”), under which a variety of stock-based awards may be granted to officers, employees, directors and consultants or independent contractors, including officers who are also directors of Insight and its subsidiaries. In 1999, the Board of Directors adopted the 1999 Broad Based Employee Stock Option Plan (the “1999 Broad Based Plan”), under which nonqualified stock options may be granted to employees of Insight and its subsidiaries. Additionally, stock options may be granted in subsidiaries that Insight Enterprises intends, eventually, to divest because it directly ties an executive’s compensation to the value realized from a successful divestiture.

     During 2003, the Committee completed its review of Aon’s analysis of executive compensation and negotiated new employment agreements. The executives fell behind our target award level for stock incentives in 2003 because the Committee did not grant options (other than a grant to Mr. Laybourne in September 2003) during the review and negotiation process. The one grant was made in recognition of service and performance in 2002 and, at a grant level of 25,000 shares, also fell significantly short of the target award level. Grants to our named executive officers, when made, are at an exercise price equal to the market value of the underlying common stock at the close of trading on the date of grant, thus serving to focus the officer’s attention on managing the Company from the perspective of an owner with a continuing equity stake in the business.

Chief Executive Officer Compensation

     The Committee determined 2003 compensation for Mr. Crown using the same criteria it used for other executives, placing relatively less emphasis on base salary and, instead, creating greater opportunities for Mr. Crown in bonus and total cash compensation. No stock-based awards were made to Mr. Crown in 2003, and in April 2003, Mr. Crown sold to Insight Enterprises options to acquire, in the aggregate, 952,671 shares of common stock for $.001 per option, in order to make additional options available to other employees.

     Through October 2003, Mr. Crown received a base salary of $250,000. This level was consistent with salary for the prior year, and the Committee determined that no increase in base salary was appropriate in light of prevailing market conditions and Insight Enterprises’ operating results. In 2003, however, the Committee determined, following its review of the Aon analysis and other available information, that Mr. Crown’s base salary should be increased to $695,000. This base salary, although a significant increase from the prior base salary, remains below the median for the comparison groups. The Committee, in making this decision, considered the following key factors: the base salary of Mr. Crown had been constant since 2001; the base salary was significantly less than the targeted base salary level for the Chief Executive Officer and far behind companies in the comparison groups; the successful integration of Comark and conversion to a new IT system; the development of the single-source model for IT products and services and delivery of that message; and other direct contributions of Mr. Crown to the continuing success of Insight Enterprises. The Committee considered the same factors in determining to change the bonus structure (as described above) for Mr. Crown.

Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and any other executive officer whose compensation is required to be reported in the Summary Compensation Table above. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met. It is the Committee’s intent to evaluate and, to the extent consistent with its other compensation objectives and overall compensation philosophy, take the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation. Nevertheless, we may not be able to preserve deductibility of executive compensation recognized in connection with the exercise of certain options that have been granted to covered executive officers. Specifically, compensation resulting from the exercise of options granted to a covered executive officer under the 1994 Option Plan will not qualify for deductibility to the extent that the total of the base salary, bonuses and compensation from such option exercise received by any covered executive officer exceeds $1 million in any taxable year.

COMPENSATION COMMITTEE:

Larry A. Gunning, Chairman	Bennett Dorrance
Robertson C. Jones	Michael M. Fisher

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee for 2003 were Larry A. Gunning, Michael M. Fisher and Robertson C. Jones. No member of this committee was at any time during 2003 or at any other time an officer or employee of Insight Enterprises, and no member had any relationship with Insight Enterprises requiring disclosure under Item 404 of Regulation S-K. No executive officer of

Insight Enterprises has served on the board or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during the 2003 fiscal year.

STOCK PRICE PERFORMANCE GRAPH

     Our stock trades under the symbol NSIT on the Nasdaq National Market. Set forth below is a graph comparing the percentage change in the cumulative total stockholder return on our common stock with the cumulative total return of the Nasdaq Stock Market U.S. Companies (Market Index) and the Nasdaq Retail Trade Stocks (Peer Index) for the period starting January 1, 1999 and ending December 31, 2003. The graph assumes that $100 was invested on January 1, 1999 in our common stock and in each of the two Nasdaq indices, and that, as to such indices, dividends were reinvested. We have not, since our inception, paid any cash dividends on our common stock.

     Historical stock price performance shown on the graph is not necessarily indicative of future price performance.

	Jan. 1,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	1999	1999	2000	2001	2002	2003

Insight Enterprises, Inc. Common Stock (NSIT)	$100.00	$123.65	$81.92	$112.33	$37.95	$85.84
Nasdaq Stock Market U.S. Companies (Market Index)	$100.00	$184.27	$111.13	$88.21	$60.99	$91.18
Nasdaq Retail Trade Stocks (Peer Index)	$100.00	$87.66	$53.81	$74.36	$63.20	$88.00

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, our directors, executive officers, and any persons holding more than 10% of our common stock are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to disclose any known failure to file by these dates. Based upon a review of such reports furnished to us, or written representations that no reports were required, we believe that these filing requirements were satisfied in a timely manner during the year ended December 31, 2003, except for one late Form 4 report, made on November 19, 2003, with respect to the grant of 25,000 options to purchase common stock to Stanley Laybourne on September 30, 2003.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 20, 2004 (except as otherwise indicated) by (i) each person or entity known us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of the named executive officers and (iv) all directors and executive officers as a group.

	Shares of Common Stock
	Beneficially Owned (1)

Name and Address	Number of Shares		Percent

FMR Corp. (2)	3,180,001	(2)	6.65%
AXA, Financial, Inc. and affiliated entities (3)	3,162,667	(3)	6.61%
Barclays Global Investor, N.A. (4)	2,629,094	(4)	5.49%
Cramer Rosenthal McGlynn, LLC (5)	2,606,016	(5)	5.45%
Eric J. Crown	1,030,338	(6)	2.12%
Timothy A. Crown	730,720		1.53%
Branson (“Tony”) M. Smith	604,190	(7)	1.25%
Stanley Laybourne	553,061	(8)	1.14%
Dino D. Farfante	261,084	(9)	*
P. Robert Moya	75,000	(10)	*
Robertson C. Jones	27,686	(11)	*
Larry A. Gunning	26,321	(12)	*
Michael M. Fisher	15,562	(13)	*
Bennett Dorrance	4,500		*
All directors and executive officers as a group (15 persons)	3,632,794	(14)	7.59%
* Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. In accordance with SEC rules, a person is deemed to own beneficially any shares that would be acquired upon exercise of stock options within 60 days of the date of determination of beneficial ownership. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Share data based on information in an amendment to a Schedule 13G filed on February 17, 2004 with the SEC by FMR Corp. As of December 31, 2003, the Schedule 13G indicates that FMR Corp. had sole voting power with respect to 104,800 shares, shared voting power with respect to no shares, sole dispositive power with respect to 3,180,001 shares and shared dispositive power with respect to no shares. One investment company, Fidelity Low Priced Stock Fund, owned 3,075,201 shares, which are included in the amount of shares beneficially owned by FMR Corp. in the above table. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02199.

(3)	Share data based on information in a Schedule 13G filed on February 10, 2004 with the SEC by AXA Financial, Inc., AXA and certain of their affiliated entities. As of December 31, 2003, the Schedule 13G indicates that the reporting persons had sole voting power as to 2,615,900 shares, shared voting power as to no shares, sole dispositive power as to 1,680,948 shares and shared dispositive power as to 1,481,719 shares. The address for AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104, and the address for AXA is 25, avenue Matignon, 75008 Paris, France.

(4)	Share data based on information in a Schedule 13G filed on February 13, 2004 with the SEC by Barclays Global Investors, NA (“Barclays Investors”), Barclays Global Fund Advisors (“Barclays Fund Advisors”) and Barclays Bank PLC (“Barclays Bank”). As of December 31, 2003, the Schedule 13G indicates that Barclays Investors has sole voting power and sole dispositive power as to 1,706,959 shares, Barclays Fund Advisors has sole voting power and sole dispositive power as to 818,435 shares and Barclays Bank has sole voting power and sole dispositive power as to 103,700 shares. The address for Barclays Investors and Barclays Fund Advisors is 45 Fremont Street, San Francisco 94105, and the address for Barclays Bank is 54 Lombard Street, London, England EC3P 3AH

(5)	Share data based on information in a Schedule 13G filed on February 6, 2004 with the SEC by Cramer Rosenthal McGlynn, LLC, an Investment Advisor registered under section 203 of the Investment Advisors Act of 1940. As of December 31, 2003, the Schedule 13G indicates that Cramer Rosenthal McGlynn, LLC had sole voting power as to 1,551,100 shares, shared voting power as to 999,816 shares, sole dispositive power as to 1,606,200 shares and shared dispositive power as to 999,816 shares.

(6)	Includes 663,977 shares subject to options exercisable within 60 days of February 20, 2004.

(7)	Includes 603,499 shares subject to options exercisable within 60 days of February 20, 2004 and 532 shares held in our 401(k) Plan.

(8)	Includes 552,500 shares subject to options exercisable within 60 days of February 20, 2004 and 561 shares held in our 401(k) Plan.

(9)	Includes 253,333 shares subject to options exercisable within 60 days of February 20, 2004 and 452 shares held in our 401(k) Plan.

(10)	Includes 75,000 shares subject to options exercisable within 60 days of February 20, 2004.

(11)	Includes 27,686 shares subject to options exercisable within 60 days of February 20, 2004.

(12)	Includes 26,321 shares subject to options exercisable within 60 days of February 20, 2004.

(13)	Includes 15,062 shares subject to options exercisable within 60 days of February 20, 2004.

(14)	Includes 2,511,561 shares subject to options exercisable within 60 days of February 20, 2004 and 2,310 shares held in our 401(k) Plan.

AUDIT COMMITTEE REPORT

     As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Insight Enterprises’ financial reporting, internal control and audit functions. Insight Enterprises’ management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. Insight Enterprises’ independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     Among other matters, the Audit Committee monitors the activities and performance of Insight Enterprises’ internal and independent auditors, including the audit scope, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee has the ultimate authority and responsibility to select, evaluate, and when appropriate, replace the independent auditor. The Audit Committee also reviews the results of the internal and independent audit work with regard to the adequacy and appropriateness of Insight Enterprises’ financial, accounting and internal controls. The Audit Committee engaged in regular discussions with the director of internal audit and independent auditor without the presence of senior members of management during 2003. Management and independent auditor presentations to, and discussions with, the Audit Committee also covered various topics and events that have significant financial impact on Insight Enterprises or are the subject of discussions between management and the independent auditor. In this context, the Audit Committee met nine times during 2003, during which it held discussions with senior members of Insight Enterprises’ financial management team, the director of internal audit and independent auditor.

     The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent auditor. For each non-audit service, as defined in the policy, performed by the auditor, an engagement letter confirming the scope and terms of the work to be performed is submitted to the Committee for pre-approval. Any modification to an executed engagement letter must also be pre-approved by the Committee. As permitted by Section 10A(i)(3) of the Exchange Act, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for all engagements under $50,000. The Chairman of the Audit Committee must report any pre-approval decisions to the Audit Committee at its next regular quarterly meeting.

     Management has reviewed Insight Enterprises’ audited consolidated financial statements with the Audit Committee including a discussion of the quality, not just the acceptability, of the relevant accounting principles, the reasonableness of significant judgments made in connection with critical accounting principles and the accuracy and clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of Insight Enterprises have been prepared in conformity with accounting principles generally accepted in the United States of America.

     The Audit Committee discussed with the independent auditors the matters required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditors their independence.

     Based on the Audit Committee’s discussions with management and the independent auditors and its review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Insight Enterprises’ Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Michael M. Fisher, Chairman	Larry A. Gunning	Robertson C. Jones

RELATIONSHIP WITH INDEPENDENT AUDITORS

     Our principal independent auditing firm during the year ended December 31, 2003 was KPMG LLP (“KPMG”), independent certified public accountants. KPMG has audited our financial statements since 1988.

Fees and Independence

     Audit Fees. KPMG billed us an aggregate of $642,232 and $562,185 for professional services rendered for the audit of our financial statements for the years ended December 31, 2003 and 2002, its reviews of our financial statements included in our quarterly reports on form 10-Q and statutory audits in the United Kingdom for the years ended December 31, 2003 and 2002, respectively.

     Audit-Related Fees. KPMG billed us an aggregate of $47,360 and $34,750 for assurance and services related to employee benefit plan audits, accounting consultations, due diligence related to mergers and acquisitions and additional attest services for the years ended December 31, 2003 and 2002, respectively.

     Tax Fees. Tax fees for the years ended December 31, 2003 and 2002 of $196,646 and $1,661,385, respectively, include fees for services relating to tax compliance, unclaimed property, expatriates and tax planning and advice including tax assistance with tax audits.

     All Other Fees. During the years ended December 31, 2003 and 2002, KPMG did not bill for other services.

     The Audit Committee has determined that the provision of services by KPMG described in the preceding paragraphs is compatible with maintaining KPMG’s independence. All permissible non-audit services provided by KPMG in 2003 were pre-approved by the Audit Committee.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS INDEPENDENT PUBLIC AUDITOR

     Our Audit Committee has retained KPMG as our principal independent auditing firm in 2004, and we are asking stockholders to ratify that appointment. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders. Representatives of KPMG will attend the annual meeting, have an opportunity to make a statement and be available to answer questions.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS OUR INDEPENDENT OUTSIDE AUDITORS
FOR THE YEAR ENDING DECEMBER 31, 2004

STOCKHOLDER PROPOSALS

     If any stockholder would like to make a proposal at our 2005 annual meeting, including the nomination of a director candidate, we must receive it no later than November 25, 2004 in order that it may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders may propose director candidates for consideration by sending the name of any recommended candidate, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of our common stock to our Corporate Secretary at 1305 West Auto Drive, Tempe, Arizona 85284. If any stockholder intends to present a proposal at the 2005 annual meeting of stockholders without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no later than February 11, 2005. Any notice received after February 11, 2005 is untimely. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Proposals should be addressed to our Corporate Secretary at 1305 West Auto Drive, Tempe, Arizona 85284.

OTHER MATTERS

     We know of no other matters to be brought before the annual meeting. If any other matter properly comes before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares represented by the proxies as the Board of Directors may recommend.

Appendix A

INSIGHT ENTERPRISES, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

As Adopted January 20, 2004

Purpose:

          The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Insight Enterprises, Inc. (“Insight”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of Insight’s affairs in the areas of financial accounting and reporting, the underlying internal controls and procedures, compliance with applicable rules and regulations and such other duties as are directed by the Board. The Committee is directly responsible for the appointment (subject to ratification by the shareholders), compensation and oversight of independent auditors to audit Insight’s consolidated financial statements, audit the Company’s internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and perform other permissible services that do not compromise the independence of the auditors, and, in the course of performing its principal duties, provides to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

          The Committee’s role is one of oversight. Insight’s management is responsible for preparing Insight’s financial statements and establishing, monitoring and maintaining internal controls and Insight’s independent auditors are responsible for auditing and opining on those financial statements and internal controls. Additionally, the Committee recognizes that financial management, as well as Insight’s independent auditors, have more time, knowledge and more detailed information concerning Insight than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to Insight’s financial statements or any professional certification as to the work of Insight’s independent auditors. Further, auditing literature, particularly Statement of Auditing Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as applied to the Committee in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

Membership:

          The Committee will consist of at least three members of the Board and will be appointed by, and will serve at the discretion of, the Board. A member may not be an officer, employee or affiliated person of Insight or any subsidiary and each member must be free of any relationship that, in the determination of the Board, would interfere with his or her individual exercise of independent judgment. In order to comply with applicable laws and rules:

•	Each member will be an independent director, as defined in (a) the rules of The National Association of Securities Dealers, Inc. for its subsidiary The Nasdaq Stock Market, Inc. (“Nasdaq”) and (b) the rules of the Securities and Exchange Commission (the “SEC”), as they may be amended from time to time;

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Appendix A

•	At the time of appointment, each member will be able to read and understand fundamental financial statements, including a company’s balance sheet, statement of operations and cash flow statement, in accordance with Nasdaq rules; and

•	At least one member will be, in the determination of the Board, an “audit committee financial expert” as defined by SEC rules, and, to comply with Nasdaq rules, will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including a current or past position as a chief executive officer or chief financial officer or other senior officer with financial oversight responsibilities.

          The Committee will review, at least annually and upon the occurrence of any significant change, the qualification and independence of its members and its performance and will report to the Board the results of its review.

          The Board will designate one of the Committee members to serve as chairperson of the Committee. If an issue which requires a determination of the scope of the Committee’s authority under this charter arises, the chairperson of the Committee may make the necessary determination. In making any such determination, the chairperson will consult with all members of the Committee who are not otherwise affected by the issue under consideration and with such other members of the Board, representatives of management, the director of Insight’s internal audit function, counsel or other advisors as the chairperson may deem appropriate. If the chairperson is affected by the same issue, the Board will determine a course of action.

Authority and Responsibilities:

          In fulfilling its responsibilities, the Committee will aspire to creating and maintaining an environment conducive to frank and open discussion among management, the internal auditors, the independent auditors, the members of the Committee and the Board.

          The Committee has the sole authority to retain (subject to ratification by shareholders) and terminate the independent auditors and to approve all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors. The Committee will direct management of Insight to include in the company’s proxy statement the selection of the independent auditors for approval by the company’s stockholders and will not permit fees paid to the independent auditors for non-audit services to exceed fees for audit services in any annual period.

          The responsibilities of the Committee will include:

•	Reviewing on a continuing basis the adequacy of Insight’s system of internal controls, and, to the extent required, meeting with Insight’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in Insight’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Overseeing Insight’s internal audit function, with the director of the internal audit function being a direct report to the chairperson of the Committee;

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Appendix A

•	Approving audit and non-audit services provided to Insight, prior to their provision, by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible), subject to the limits on fees for non-audit services;

•	Providing oversight and monitoring of Insight’s management and the independent auditors and their activities with respect to Insight’s accounting and financial reporting processes and audits of the consolidated financial statements of Insight;

•	Directing Insight’s independent auditors to review before filing with the SEC Insight’s interim consolidated financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Reviewing and discussing with management and the independent auditors the annual audited consolidated financial statements and audit of internal controls and quarterly unaudited consolidated financial statements, including Insight’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing Insight’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Providing a report in Insight’s proxy statement in accordance with the rules and regulations of the SEC and, if appropriate, a recommendation to the Board that the audited annual consolidated financial statements be included in Insight’s Annual Report on Form 10-K for filing with the SEC;

•	Reviewing before release any “pro forma,” “adjusted,” “non-GAAP” financial information, analyst conference call scripts or any earnings guidance;

•	Conducting a post-audit review of the consolidated financial statements and audit findings with the independent auditors, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing and providing guidance with respect to, the external audit and Insight’s relationship with its independent auditors by:

•	at least annually, reviewing the independent auditors’ proposed audit scope and approach and independence;

•	at least annually, requesting a formal written statement from the independent auditors, consistent with Independence Standards Board Standard No. 1, regarding relationships and services with Insight which may affect independence and presenting this statement to the Board, and to the extent there are relationships, monitoring and investigating them and engaging in a dialogue with the independent auditors with respect to any relationships or services that may affect the objectivity and independence of the auditors;

•	periodically, obtaining and reviewing a report from Insight’s independent auditors describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer

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Appendix A

review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

•	at least quarterly, discussing with Insight’s independent auditors the consolidated financial statements and audit or review findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and

•	overseeing the rotation of the audit, lead and concurring partners for the audit of Insight in accordance with applicable SEC and Nasdaq rules;

•	Resolving any disagreement between management and the independent auditors regarding financial reporting;

•	Reviewing the use of any auditor other than Insight’s independent auditors in cases such as the need for non-audit services when the limit on fees for such services with the independent auditors has been reached or management’s request for second opinions;

•	Reviewing, at least annually, the fees billed for the last year for the following categories of services rendered by the independent auditors:

•	the audit of Insight’s annual financial statements and internal controls and review of financial statements included in Insight’s Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements;

•	assurance and other services that are reasonably related to the performance of the audit or reviews of Insight’s consolidated financial statements, describing each subcategory of services comprising the fees disclosed under this category;

•	tax compliance, tax consulting and tax planning services;

•	all other products or services provided by the independent auditors, describing each subcategory of services comprising the fees disclosed under this category;

•	Establishing and reviewing hiring policies for employees or former employees of the independent auditors in accordance with applicable SEC and Nasdaq rules;

•	Reviewing, approving and monitoring Insight’s code of ethics for its senior financial officers;

•	Reviewing, in conjunction with counsel, any legal, tax or regulatory matters that could have a significant impact on Insight’s consolidated financial statements;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of Insight;

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Appendix A

•	Retaining and compensating outside legal, accounting or other advisors without seeking the approval of the full Board or management of Insight when the Committee has determined that such action is in the best interest of Insight and its shareholders;

•	Reviewing and approving in advance all proposed related party transactions (for these purposes, a “related party” means a member of the Board of Directors, a nominee to the Board of Directors, a Section 16 reporting officer or a senior officer of Insight);

•	Reviewing and approving in advance any material off-balance sheet arrangements or other material financial arrangements of Insight that do not or would not appear on the consolidated financial statements of Insight;

•	Establishing procedures for receiving, retaining and treating complaints received by Insight, the Board and/or its independent auditors regarding accounting, internal accounting controls or auditing matters or financial reporting matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	Reviewing, at least annually, the Committee’s own charter and processes and submitting any recommended changes to the charter to the Board.

Meetings:

          The Committee will meet at least quarterly. The Committee may establish its own schedule, which it will provide to the Board in advance.

          The Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of Insight at such times as are appropriate to review the financial affairs of Insight. The Committee will meet separately with the independent auditors of Insight, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Committee under this Charter.

          The director of Insight’s internal audit function and any compliance officer of Insight will have direct access to the Committee.

Minutes:

          The Committee will maintain written minutes or other records of its meetings and activities. Minutes of each meeting will be distributed to each member of the Committee, and the Secretary of Insight will retain the original signed minutes for filing with the corporate records of Insight.

Reports:

          In addition to preparing the report in Insight’s proxy statement in accordance with the rules and regulations of the SEC, the Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee’s charter.

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Appendix A

Compensation:

          Members of the Committee will receive such fees for their services as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

          Members of the Committee may not receive any compensation from Insight, including any fees paid directly or indirectly for services as a consultant or legal or financial officer, except the fees that they receive for service as a member of the Board or any committee thereof.

Delegation of Authority:

          The Board may delegate to the Committee other duties and responsibilities as the Board deems necessary and appropriate. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services provided such pre-approved decision is presented to the full Committee at its scheduled meetings.

Funding:

          Insight will at all times provide sufficient funding for the Committee to carry out its responsibilities.

Education:

          Insight is responsible for providing the Committee with educational resources related to its role and duties and responsibilities, including requirements for and practices of Committees generally, accounting principles and procedures, current accounting topics relevant to Insight’s consolidated financial statements and other material as requested by the Committee. Insight will assist the Committee in maintaining a sufficient and high standard of financial literacy.

6

INSIGHT ENTERPRISES, INC.
ANNUAL MEETING OF STOCKHOLDERS

Thursday, April 29, 2004
3:00 p.m. local time

Insight Corporate Headquarters
1305 West Auto Drive
Tempe, Arizona 85284

Insight Enterprises, Inc. 1305 West Auto Drive, Tempe, AZ 85284	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 29, 2004.

The shares of stock you hold in your account will be voted as you specify.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing this proxy, you revoke all prior proxies and appoint TIMOTHY A. CROWN AND P. ROBERT MOYA and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Company #
There are three ways to vote your proxy:	Control #

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE – 800-560-1965 – QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00pm (CT) on April 28, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/nsit/ – QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00pm (CT) on April 28, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Insight Enterprises, Inc. c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If voting by phone or Internet, you should not mail your proxy card.
— Please detach here —

The Board of Directors Recommends a Vote FOR items 1 and 2.

1.	Election of Two Class I Directors:	01 Eric J. Crown 02 Michael M. Fisher 03 Bennett Dorrance	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number of the nominee in the box provided to the right.)

2.	To Ratify Appointment of KPMG LLP as Insight Enterprises, Inc.’s Independent Public Auditors for the Year Ending December 31, 2004		☐ FOR ☐ AGAINST ☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSALS.

Address Change? Mark Box ☐ Indicate changes below:		Planning to attend the Annual Meeting? Mark Box ☐	Date:

Signature(s) in Box
Please sign exactly as your name(s) appear on the proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.